Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205918) of Lumentum Holdings Inc. of our report dated September 28, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
September 28, 2015